EXHIBIT 10.1
                                                                ------------

                 THE BOARD AND EXECUTIVE NONQUALIFIED EXCESS PLAN
                               ADOPTION AGREEMENT

		THIS AGREEMENT is made the 3 day of October, 2005, by Employers Mutual Casualty Company (the "Employer"), having its principal office at 717 Mulberry Street, Des Moines, IA 50303 and the nonqualified services division of the Principal Financial Group (formerly Executive Benefit Services, Inc.) (the "Provider"), having its principal office at 4140 ParkLake Avenue, Suite 500, Raleigh, North Carolina 27612.

                              W I T N E S S E T H:
                              --------------------


          WHEREAS, the Provider has established The Executive Nonqualified Excess Plan (the "Plan"); and

          WHEREAS, the Employer desires to adopt the Plan as an unfunded, nonqualified deferred compensation plan; and

          WHEREAS, the provisions of the Plan are intended to comply with the requirements of Section 409A of the Code and the regulations thereunder, and shall apply to amounts deferred after January 1, 2005, and to all amounts deferred under the terms of the predecessor plan (the Executive Nonqualified Excess Plan of Employers Mutual Casualty Company, as most recently amended and restated as of January 1, 2004, and which was designated as Amendment No.
2), even amounts earned and vested before January 1, 2005; and

          WHEREAS, the Employer has been advised by the Provider to obtain legal and tax advice from its professional advisors before adopting the Plan, and that the Provider disclaims all liability for the legal and tax consequences which result from the elections made by the Employer in this Adoption Agreement;

          NOW, THEREFORE, the Employer hereby adopts the Plan in accordance with the terms and conditions set forth in this Adoption Agreement:

                                  ARTICLE I

          Terms used in this Adoption Agreement shall have the same meaning as in the Plan, unless some other meaning is expressly herein set forth. The Employer hereby represents and warrants that the Plan has been adopted by the Employer upon proper authorization and the Employer hereby elects to adopt the Plan for the benefit of its Participants as referred to in the Plan. By the execution of this Adoption Agreement, the Employer hereby agrees to be bound by the terms of the Plan.

          This Adoption Agreement may only be used in connection with The Executive Nonqualified Excess Plan. The Provider will inform the Employer of any amendments to the Plan or of the discontinuance or abandonment of the Plan. For questions concerning the Plan, the Employer may call the Provider at (919) 833-1042.

                                 ARTICLE II

The Employer hereby makes the following designations or elections for the purpose of the Plan:


2.6 Committee: The duties of the Committee set forth in the Plan shall be satisfied by:

     ___(a) The administrative committee of at least three individuals appointed by the Board to serve at the pleasure of the Board.

     xx (b)  Employer.

     ___(c)  Other (specify): ____________________.


2.7   Compensation:  The "Compensation" of a Participant shall mean all of a
Participant's:

     xx (a)  Base salary.

     ___(b)  Service Bonus.

     xx (c) Performance-Based Compensation earned in a period of 12 months or more.

     ___(d)  Commissions.


     xx (e) Compensation received as an Independent Contractor reportable on Form 1099.

     xx (f)  Other:  EXGL, Adoption Reimbursement, Executive
                     Professional Services and Fleet Benefit.


2.8 Crediting Date: The Deferred Compensation Account of a Participant shall be credited with the amount of any Salary Deferral Credits to such account at the time designated below:

     ___(a)  The last business day of each Plan Year.

     ___(b) The last business day of each calendar quarter during the Plan Year.

     ___(c)  The last business day of each month during the Plan Year.

     xx (d) The last business day of each payroll period during the Plan Year.

     ___(e)  Each pay day as reported by the Employer.

     ___(f) Any business day on which Salary Deferral Credits are received by the Provider.

     xx (g) Other: The date a bonus or director fee that is deferred under this Plan would have otherwise been paid if not deferred.

2.12  Effective Date:

     ___(a) This is a newly-established Plan, and the Effective Date of the Plan is _____________.

     xx (b)  This is an amendment and restatement of a plan named
             Executive Nonqualified Excess Plan of Employers Mutual Casualty Company with an effective date of January 1, 2001. The Effective Date of this amended and restated Plan is January 1, 2005. This is amendment number 3.


2.18 Normal Retirement Age: The Normal Retirement Age of a Participant shall be:

     xx (a)  Age 65.

     ___(b) The later of age ____ or the ______ anniversary of the participation commencement date. The participation commencement date is the first day of the first Plan Year in which the Participant commenced participation in the Plan.

     xx (c) Other: Not applicable to non-Employee members of the Board of Directors.

2.20 Participating Employer(s): As of the Effective Date, the following Participating Employer(s) are parties to the Plan:

Name of Employer              Address          Telephone No.        EIN
-------------------------     ---------------  ------------   ----------
Employers Mutual Casualty     P.O. Box 712     515-280-2772   42-0234980
Company                       Des Moines, IA 50303

EMC National Life             P. O. Box 712    515-280-2772   42-0868851
Company                       Des Moines, IA 50303



2.22 Plan: The name of the Plan as applied to the Employer is Board and Executive Nonqualified Excess Plan of Employers Mutual Casualty Company.



2.23	Plan Administrator:  The Plan Administrator shall be:

     ___(a)  Committee.

     xx (b)  Employer.

     ___(c)  Other: __________________________.

2.25 Plan Year: The Plan Year shall end each year on the last day of the month of December.

2.34  Trust:

     ___(a) The Employer does desire to establish a "rabbi" trust for the purpose of setting aside assets of the Employer contributed thereto for the payment of benefits under the Plan.

     xx (b) The Employer does not desire to establish a "rabbi" trust for the purpose of setting aside assets of the Employer contributed thereto for the payment of benefits under the Plan.

     ___(c) The Employer desires to establish a "rabbi" trust for the purpose of setting aside assets of the Employer contributed thereto for the payment of benefits under the Plan upon the occurrence of a Change in Control.

4.1 Salary Deferral Credits: Subject to the limitations in Section 4.1 of the Plan, a Participant may elect to have his Compensation (as selected in Section 2.7 of this Adoption Agreement) deferred within the annual limits below by the following percentage or amount as designated in writing to the
Committee:

     xx (a)  Base salary:

                  minimum deferral: $__________ or __________%
                  maximum deferral: $__________ or    25     %

     ___(b)  Service Bonus:

                  minimum deferral: $__________ or __________%
                  maximum deferral: $__________ or __________%

     xx (c)  Performance-Based Compensation:

                  minimum deferral: $  5,000    or __________%
                  maximum deferral: $__________ or       100 %

     xx (d)  Other: Board of Director Fees.

                  minimum deferral: $ 5,000      or __________%
                  maximum deferral: $__________ or        100 %

     ___(e)  Salary deferral credits not allowed.



4.2 Employer Credits: The Employer will make Employer Credits in the following manner:

     xx (a) Employer Matching Credits: The Employer may make matching credits to the Deferred Compensation Account of each Participant in an amount determined as follows:

        ___(i)  An amount determined each Plan Year by the Employer.

        xx (ii) Other: 100% of the first 5% of Compensation which is elected as a Salary Deferral under this Plan.

        Eligibility for Employer Match:

        For Employers Mutual Casualty Company:

                   Participants who are (i) Vice President or above
              with Employers Mutual Casualty Company, (ii) whose earnings are in the top 10% of employees of Employers Mutual Casualty Company, and (iii) who are in the current year contributing the maximum allowed into the qualified 401(k) plan or who are otherwise limited from contributing the maximum because of discrimination testing in such plan.

        For EMC National Life Company: If there is an Employer Match, eligibility will be determined by its Board of Directors.


     ___(b) Employer Profit Sharing Credits: The Employer may make profit sharing credits to the Deferred Compensation Account of each Active Participant in an amount determined as follows:

        ___(i)  An amount determined each Plan Year by the Employer.

        ___(ii) Other:  _________________________________________.

     ___(c)  Other:  ____________________________________________.


     ___(d)  Employer Credits not allowed.

5.3 Death of a Participant: If the Participant dies while in Service, the Employer shall pay a benefit to the Beneficiary in an amount equal to the vested balance in the Deferred Compensation Account of the Participant determined as of the date payments to the Beneficiary commence, plus:

     ___(a)  An amount to be determined by the Committee.

     ___(b)  Other: _______________________________________________.

     xx (c)  No additional benefits.

5.4   In-Service Distributions:  In-service accounts are permitted under the
Plan:

     ___(a)  Yes, with respect to:
             ____ Salary Deferral Credits only.
             ____ Employer Credits only.
             ____ Salary Deferral and Employer Credits.

             In-service distributions may be made in the following manner:
             ____ Single lump sum payment.
             ____ Annual installment payments over no more than ____ years.

             Amounts not vested at the specified time of distribution will be:
             ____ Forfeited
             ____ Distributed annually when vested

     xx (b)  No in-service distributions permitted.


5.5   Education Distributions:  Education accounts are permitted under the
Plan:


     ___(a) Yes, with respect to:
            ____ Salary Deferral Credits only.
            ____ Employer Credits only.
            ____ Salary Deferral and Employer Credits.

            Education distributions may be made in the following manner:
            ____ Single lump sum payment.
            ____ Annual installment payments over no more than ____ years.

            Amounts not vested at the specified time of distribution will be:
            ____ Forfeited
            ____ Distributed annually when vested

     xx (b) No education distributions permitted.

6.1 Payment Options: Any benefit payable under the Plan upon a Qualifying Distribution Event may be made to the Participant or his Beneficiary (as applicable) in any of the following payment forms, as selected by the Participant in the Salary Deferral Agreement:

          1.   Separation from Service

          xx (a) A lump sum in cash as soon as practicable following the date of the Qualifying Distribution Event.

          xx (b) Approximately equal annual installments over a term certain of 5 or 10 years as elected by the Participant upon his/her entry into the Plan.

          ___(c) Other: __________________________________________.


          2.   Death

          xx (a) A lump sum in cash as soon as practicable following the date of the Qualifying Distribution Event.

          xx (b) Approximately equal annual installments over a term certain of 5 or 10 years as elected by the Participant upon his entry into the Plan.

          ___(c) Other: __________________________________________.


          3.   Disability

          xx (a) A lump sum in cash as soon as practicable following the date of the Qualifying Distribution Event.

          xx (b) Approximately equal annual installments over a term certain of 5 or 10 years as elected by the Participant upon his entry into the Plan.

          ___(c) Other: __________________________________________.

      7. Vesting: An Active Participant shall be fully vested in the Employer Credits made to the Deferred Compensation Account upon first to occur of the following events:

     xx (a) Normal Retirement Age.
     xx (b) Death.
     xx (c) Disability.
     xx (d) Change in Control
     ___(e) Other: _______________________________________________.
     xx (f) Satisfaction of the vesting requirement specified below:

        xx  Employer Matching Credits:

            xx (i)     Immediate 100% vesting.

            __ (ii)    100% vesting after       Years of Service.

            __ (iii)   100% vesting at age ____.

            __ (iv)    Number of Years            Vested
                         of Service             Percentage

                         Less than 1               ___%
                                   1               ___%
                                   2               ___%
                                   3               ___%
                                   4               ___%
                                   5               ___%
                                   6               ___%
                                   7               ___%
                                   8               ___%
                                   9               ___%
                                  10 or more       ___%

            For this purpose, Years of Service of a Participant shall be calculated from the date designated below:

            xx (1)  First Day of Service.

            ___(2)  Effective Date of the Plan Participation.

            ___(3) Each Crediting Date. Under this option (3), each Employer Credit shall vest based on the Years of Service of a Participant from the Crediting Date on which each Employer Matching Credit is made to his or her Deferred Compensation Account. Notwithstanding the vesting schedule elected above, all Employer Matching Credits to the Deferred Compensation Account shall be 100% vested upon the following event(s): ______________________.

        ___  Employer Profit Sharing Credits:

             ___(i)   Immediate 100% vesting.

             ___(ii)  100% vesting after ____ Years of Service.

             ___(iii) 100% vesting at age ____.

             ___(iv)  Number of Years                 Vested
                        of Service                  Percentage

                      Less than 1                      ___%
                                1                      ___%
                                2                      ___%
                                3                      ___%
                                4                      ___%
                                5                      ___%
                                6                      ___%
                                7                      ___%
                                8                      ___%
                                9                      ___%
                               10 or more              ___%

             For this purpose, Years of Service of a Participant shall be calculated from the date designated below:

             ___(1)  First Day of Service.

             ___(2)  Effective Date of the Plan Participation.

             ___(3) Each Crediting Date. Under this option (3), each Employer Credit shall vest based on the Years of Service of a Participant from the Crediting Date on which each Employer Profit Sharing Credit is made to his or her Deferred Compensation Account. Notwithstanding the vesting schedule elected above, all Employer Profit Sharing Credits to the Deferred Compensation Account shall be 100% vested upon the following event(s):
                     ______________________.

        ___  Other Employer Credits:

             ___(i)    Immediate 100% vesting.

             ___(ii)   100% vesting after ___ Years of Service.

             ___(iii)  100% vesting at age ____.

             ___(iv)   Number of Years                   Vested
                          of Service                   Percentage

                       Less than 1                        ___%
                                 1                        ___%
                                 2                        ___%
                                 3                        ___%
                                 4                        ___%
                                 5                        ___%
                                 6                        ___%
                                 7                        ___%
                                 8                        ___%
                                 9                        ___%
                                10 or more                ___%

             For this purpose, Years of Service of a Participant shall be calculated from the date designated below:

             ___(1)  First Day of Service.

             ___(2)  Effective Date of the Plan Participation.

             ___(3) Each Crediting Date. Under this option (3), each Employer Credit shall vest based on the Years of Service of a Participant from the Crediting Date on which each Employer Credit is made to his or her Deferred Compensation Account. Notwithstanding the vesting schedule elected above, all other Employer Credits to the Deferred Compensation Account shall be 100%
                     vested upon the following event(s):   __________________.


        14. Amendment and Termination of Plan: Notwithstanding any provision in this Adoption Agreement or the Plan to the contrary, Section ____ of the Plan shall be amended to read as provided in attached Exhibit ____.

        xx There are no amendments to the Plan.

        17.9 Construction: The provisions of the Plan and Trust (if any) shall be construed and enforced according to the laws of the State of Iowa, except to the extent that such laws are superseded by ERISA and the applicable provisions of the Code.

                IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above stated.

                            EMPLOYERS MUTUAL CASUALTY COMPANY
                            ---------------------------------
                                  Name of Employer

                                  By: /s/ Kristi K. Johnson
                                  Authorized Person

The Plan is adopted by the following Participating Employers:

                            EMC NATIONAL LIFE COMPANY
                            -------------------------
                                  Name of Employer

                                  By: /s/ Bruce G. Kelley
                                  Authorized Person

NOTE: Execution of this Adoption Agreement creates a legal liability of the Employer with significant tax consequences to the Employer and Participants. The Employer should obtain legal and tax advice from its professional advisors before adopting the Plan. The Provider disclaims all liability for the legal and tax consequences which result from the elections made by the Employer in this Adoption Agreement.

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                   THE EXECUTIVE NONQUALIFIED EXCESS PLAN
                                PLAN DOCUMENT







                                   (C) 2/2005 Executive Benefit Services, Inc.
                                   4140 ParkLake Avenue, Suite 500
                                   Raleigh, NC  27612

                              TABLE OF CONTENTS
                   THE EXECUTIVE NONQUALIFIED EXCESS PLAN


                                                                       Page
Section 1.      Purpose: ................................................1

Section 2.      Definitions: ............................................1
     2.1        "Active Participant" ....................................1
     2.2        "Adoption Agreement" ....................................2
     2.3        "Beneficiary" ...........................................2
     2.4        "Board" .................................................2
     2.5        "Change in Control" .....................................2
     2.6        "Committee" .............................................3
     2.7        "Compensation" ..........................................3
     2.8        "Crediting Date"  .......................................3
     2.9        "Deferred Compensation Account" .........................4
     2.10       "Disabled" ..............................................4
     2.11       "Education Account" .....................................4
     2.12       "Effective Date" ........................................4
     2.13       "Employee" ..............................................5
     2.14       "Employer" ..............................................5
     2.15       "Employer Credits" ......................................5
     2.16       "Independent Contractor" ................................5
     2.17       "In-Service Account" ....................................5
     2.18       "Normal Retirement Age" .................................6
     2.19       "Participant ............................................6
     2.20       "Participating Employer" ................................6
     2.21       "Performance-Based Compensation" ........................6
     2.22       "Plan" ..................................................6
     2.23       "Plan Administrator" ....................................6
     2.24       "Plan-Approved Domestic Relations Order" ................6
     2.25       "Plan Year" .............................................8
     2.26       "Provider" ..............................................8
     2.27       "Qualifying Distribution Event" .........................8
     2.28       "Salary Deferral Agreement" .............................8
     2.29       "Salary Deferral Credits" ...............................8
     2.30       "Service" ...............................................9
     2.31       "Service Bonus" .........................................9
     2.32       "Spouse" or "Surviving Spouse" ..........................9
     2.33       "Student" ...............................................9
     2.34       "Trust" .................................................9
     2.35       "Trustee" ...............................................9
     2.36       "Unforeseeable Emergency" ...............................9
     2.37       "Years of Service" ......................................9

Section 3.      Participation: .........................................10

Section 4.      Credits to Deferred Compensation Account: ..............10
     4.1        Salary Deferral Credits ................................10
     4.2        Employer Credits .......................................11
     4.3        Deferred Compensation Account ..........................12

Section 5.      Qualifying Distribution Events: ........................12
     5.1        Separation from Service ................................12
     5.2        Disability .............................................12
     5.3        Death ..................................................12
     5.4        In-Service Distributions ...............................12
     5.5        Education Withdrawals ..................................13
     5.6        Unforeseeable Emergency ................................14

Section 6.      Qualifying Distribution Events Payment Options: ........15
     6.1        Payment Options ........................................15
     6.2        De Minimis Amounts .....................................16
     6.3        Subsequent Elections ...................................16
     6.4        Acceleration Prohibited ................................17

Section 7.      Vesting: ...............................................17

Section 8.      Accounts; Deemed Investment; Adjustments to Account: ...17
     8.1        Accounts ...............................................17
     8.2        Deemed Investments .....................................18
     8.3        Adjustments to Deferred Compensation Account ...........18

Section 9.      Administration by Committee: ...........................18
     9.1        Membership of Committee ................................18
     9.2        Committee Officers; Subcommittee .......................19
     9.3        Committee Meetings .....................................19
     9.4        Transaction of Business ................................19
     9.5        Committee Records ......................................19
     9.6        Establishment of Rules .................................20
     9.7        Conflicts of Interest ..................................20
     9.8        Correction of Errors ...................................20
     9.9        Authority to Interpret Plan ............................20
     9.10       Third Party Advisors ...................................20
     9.11       Compensation of Members ................................21
     9.12       Expense Reimbursement ..................................21
     9.13       Indemnification ........................................21

Section 10.     Contractual Liability; Trust: ..........................21
     10.1       Contractual Liability ..................................21
     10.2       Trust ..................................................22

Section 11.     Allocation of Responsibilities: ........................22
     11.1       Board. .................................................22
     11.2       Committee. .............................................22
     11.3       Plan Administrator. ....................................23

Section 12.     Benefits Not Assignable; Facility of Payments: .........23
     12.1       Benefits not Assignable ................................23
     12.2       Plan-Approved Domestic Relations Orders ................23
     12.3       Payments to Minors and Others ..........................24

Section 13.     Beneficiary: ...........................................24

Section 14.     Amendment and Termination of Plan: .....................25
     14.1       Termination Upon Change in Control .....................25
     14.2       Termination On or Before December 31, 2005 .............26
     14.3       No Financial Triggers ..................................26

Section 15.     Communication to Participants: .........................26

Section 16.     Claims Procedure: ......................................26
     16.1       Filing of a Claim for Benefits .........................26
     16.2       Notification to Claimant of Decision ...................26
     16.3       Procedure for Review ...................................27
     16.4       Decision on Review .....................................27
     16.5       Action by Authorized Representative of Claimant ........28

Section 17.     Miscellaneous Provisions: ..............................28
     17.1       Set off ................................................28
     17.2       Notices ................................................28
     17.3       Lost Distributees ......................................29
     17.4       Reliance on Data .......................................29
     17.5       Receipt and Release for Payments .......................29
     17.6       Headings ...............................................29
     17.7       Continuation of Employment .............................30
     17.8       Merger or Consolidation; Assumption of Plan ............30
     17.9       Construction ...........................................30

                       THE EXECUTIVE NONQUALIFIED EXCESS PLAN

              Section 1.     Purpose:

              By execution of the Adoption Agreement, the Employer has adopted the Plan set forth herein to provide a means by which certain management Employees and Independent Contractors of the Employer may elect to defer receipt of current Compensation from the Employer in order to provide retirement and other benefits on behalf of such Employees and Independent Contractors of the Employer, as selected in the Adoption Agreement. The Plan is intended to be a nonqualified deferred compensation plan that complies with the provisions of Section 409A of the Internal Revenue Code (the "Code"). The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation benefits for a select group of management or highly compensated employees under Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of
1974 and independent contractors.

              Section 2.     Definitions:

              As used in the Plan, including this Section 2, references to one gender shall include the other and, unless otherwise indicated by the context:

              2.1 "Active Participant" means, with respect to any day or date, a Participant who is in Service on such day or date; provided, that a Participant shall cease to be an Active Participant immediately upon a determination by the Committee that the Participant has ceased to be an Employee or Independent Contractor, or that the Participant no longer meets the eligibility requirements of the Plan.

              2.2 "Adoption Agreement" means the written agreement pursuant to which the Employer adopts the Plan. The Adoption Agreement is a part of the Plan as applied to the Employer.

              2.3 "Beneficiary" means the person, persons, entity or entities designated or determined pursuant to the provisions of Section 13 of the Plan.

              2.4 "Board" means the Board of Directors of the Employer, if the Employer is a corporation. If the Employer is not a corporation, "Board" shall mean the Employer.

              2.5 "Change in Control" of a corporation shall occur on the earliest of the following events:

              2.5.1 Change in Ownership: A change in ownership of a corporation occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the corporation, excluding the acquisition of additional stock by a person or more than one person acting as a group who is considered to own more than 50% of the total fair market value or total voting power of the stock of the corporation.

              2.5.2 Change in Effective Control: A change in effective control of a corporation occurs on the date that either:
                      (i) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 35% or more of the total voting power of the stock of the corporation; or
                      (ii) A majority of the members of the board of directors of the corporation is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors prior to the date of the appointment or election; provided, that this paragraph (ii) shall apply only to a corporation for which no other corporation is a majority shareholder.

              2.5.3 Change in Ownership of Substantial Assets: A change in the ownership of a substantial portion of a corporation's assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For this purpose, the Change in Control must relate to (i) a corporation that is the Employer of the Participant; (ii) a corporation that is liable for the payment of benefits under this Plan; (iii) a corporation that is a majority shareholder of the corporation described in (i) or (ii); or (iv) any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending with the corporation described in (i) or (ii). A Change in Control shall not be deemed to have occurred until a majority of the members of the Board receive written certification from the Committee that one of the events set forth in this Section 2.5 has occurred. The occurrence of an event described in this
Section 2.5 must be objectively determinable by the Committee and, if made in good faith on the basis of information available at the time, such determination shall be conclusive and binding on the Committee, the Employer, the Participants and their Beneficiaries for all purposes of the Plan.



              2.6 "Committee" means the person designated in the Adoption Agreement. If the Committee designated in the Adoption Agreement is unable to serve, the Employer shall satisfy the duties of the Committee provided for in Section 9.

              2.7 "Compensation" shall have the meaning designated in the Adoption Agreement.

              2.8 "Crediting Date" means the date designated in the Adoption Agreement for crediting the amount of any Salary Deferral Credits to the Deferred Compensation Account of a Participant. Employer Credits may be credited to the Deferred Compensation Account of a Participant on any day that securities are traded on a national securities exchange.

              2.9 "Deferred Compensation Account" means the account maintained with respect to each Participant under the Plan. The Deferred Compensation Account shall be credited with Salary Deferral Credits and Employer Credits, credited or debited for deemed investment gains or losses, and adjusted for payments in accordance with the rules and elections in effect under Section 8. The Deferred Compensation Account of a Participant shall include any In-Service Account or Education Account of the Participant, if applicable.

              2.10 "Disabled" means a Participant who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees of the Employer.

              2.11 "Education Account" means a separate account to be kept for each Participant that has elected to take education distributions as described in Section 5.5. The Education Account shall be adjusted in the same manner and at the same time as the Deferred Compensation Account under
Section 8 and in accordance with the rules and elections in effect under
Section 8.

              2.12 "Effective Date" shall be the date designated in the Adoption Agreement as of which the Plan first becomes effective. Notwithstanding the foregoing, any amounts credited to the account of a Participant pursuant to the terms of a predecessor plan of the Employer which are not earned and vested before January 1, 2005, shall be subject to the terms of this Plan.

              2.13 "Employee" means an individual in the Service of the Employer if the relationship between the individual and the Employer is the legal relationship of employer and employee and if the individual is a highly compensated or management employee of the Employer. An individual shall cease to be an Employee upon the Employee's termination of Service.

              2.14 "Employer" means the Employer identified in the Adoption Agreement, and any Participating Employer which adopts this Plan. The Employer may be a corporation, a limited liability company, a partnership or sole proprietorship. All references herein to the Employer shall include each trade or business (whether or not incorporated) that is required to be aggregated with the Employer under rules similar to subsections (b) and (c) of Section 414 of the Code.

              2.15 "Employer Credits" means the amounts credited to the Participant's Deferred Compensation Account by the Employer pursuant to the provisions of Section 4.2.

              2.16 "Independent Contractor" means an individual in the Service of the Employer if the relationship between the individual and the Employer is not the legal relationship of employer and employee. An individual shall cease to be an Independent Contractor upon the termination of the Independent Contractor's Service. An Independent Contractor shall include a director of the Employer who is not an Employee.

              2.17 "In-Service Account" means a separate account to be kept for each Participant that has elected to take in-service distributions as described in Section 5.4. The In-Service Account shall be adjusted in the same manner and at the same time as the Deferred Compensation Account under
Section 8 and in accordance with the rules and elections in effect under
Section 8.

>PAGE>

              2.18 "Normal Retirement Age" of a Participant means the age designated in the Adoption Agreement.

              2.19 "Participant" means with respect to any Plan Year an Employee or Independent Contractor who has been designated by the Committee as a Participant and who has entered the Plan or who has a Deferred Compensation Account under the Plan.

              2.20 "Participating Employer" means any trade or business (whether or not incorporated) which adopts this Plan with the consent of the Employer identified in the Adoption Agreement.

              2.21 "Performance-Based Compensation" means any compensation based on services performed over a period of at least twelve months as provided in regulations and administrative guidance promulgated under Section 409A of the Code.

              2.22 "Plan" means The Executive Nonqualified Excess Plan(TM), as herein set out or as duly amended. The name of the Plan as applied to the Employer shall be designated in the Adoption Agreement.

              2.23 "Plan Administrator" means the person designated in the Adoption Agreement. If the Plan Administrator designated in the Adoption Agreement is unable to serve, the Employer shall be the Plan Administrator.

              2.24 "Plan-Approved Domestic Relations Order" shall mean a court order that is lawfully directed to this Plan and that is served upon the Plan Administrator before the Participant receives a distribution of his benefit that pursuant to a state domestic relations law creates or recognizes the existence of the right of an alternate payee to receive all or a portion of a Participant's benefit and that meets all of the following requirements. An order shall not be a Plan-Approved Domestic Relations Order unless the Plan Administrator determines that the court order on its face and without reference to any other document states all of the following:

              (a) The court order expressly states that it relates to the provision of child support, alimony, or marital property rights to a spouse, former spouse, or child of a Participant and is made pursuant to State domestic relations law.
              (b) The court order clearly and unambiguously specifies that it refers to this Plan.
              (c) The court order clearly and unambiguously specifies the name of the Participant's Employer.
              (d) The court order clearly specifies: the name, mailing address, and social security number of the Participant; and the name, mailing address, and social security number of each alternate payee.
              (e) The court order clearly specifies the amount or percentage, or the manner in which the amount or percentage is to be determined, of the Participant's benefit to be paid to or segregated for the separate account of the alternate payee.
              (f) The court order expressly states that the alternate payee's segregated account shall bear all fees and expenses as though the alternate payee were a Participant.
              (g) The court order clearly specifies that any distribution to the alternate payee becomes payable only after a Qualifying Distribution
Event of the Participant and only upon the alternate payee's written claim made to the Administrator.
              (h) The court order clearly specifies that any distribution to any alternate payee shall be payable only as a lump sum.
              (i) The court order expressly states that it does not require this Plan to provide any type or form of benefit or any option not otherwise provided under this Plan.
              (j) The court order expressly states that the order does not require this Plan to provide increased benefits.
              (k) The court order expressly states that any provision of it that would have the effect of requiring any distribution to an alternate payee of deferred compensation that is required to be paid to another person under any court order is void.
              (l) The court order expressly states that nothing in the order shall have any effect concerning any party's tax treatment, and that nothing in the order shall direct any person's tax reporting or withholding.

An order shall not be a Plan-approved Domestics Relations Order if it includes any provision that does not relate to this Plan. Without limiting the comprehensive effect of the preceding sentence, an order shall not be a

Plan-Approved Domestic Relations Order if the order includes any provision relating to any pension plan, retirement plan, deferred compensation plan, health plan, welfare benefit plan, or employee benefit plan other than this Plan. An order shall not be a Plan-Approved Domestic Relations Order unless the order provides for only one alternate payee. An order shall not be a Plan-Approved Domestic Relations Order if the order includes any provision that would permit the alternate payee to designate any Beneficiary for any purpose. However, an order does not fail to qualify as a Plan-approved Domestic Relations Order because it provides that any rights not paid before the alternate payee's death shall be payable to the duly appointed and then-currently serving personal representative of the alternate payee's estate. The Plan Administrator may assume that the alternate payee named by the court order is a proper payee and need not inquire into whether the person named is a spouse or former spouse or child of the Participant.

              2.25 "Plan Year" means the twelve-month period ending on the last day of the month designated in the Adoption Agreement; provided, that the initial Plan Year may have fewer than twelve months.

              2.26  "Provider" means Executive Benefit Services, Inc.

              2.27 "Qualifying Distribution Event" means (i) the separation from Service of the Participant, (ii) the date the Participant becomes Disabled, (iii) the death of the Participant, (iv) the time specified by the Participant for an in-service or education distribution, or (v) an Unforeseeable Emergency, each to the extent provided in Section 5.

              2.28 "Salary Deferral Agreement" means a written agreement entered into between a Participant and the Employer pursuant to the provisions of Section 4.1

              2.29 "Salary Deferral Credits" means the amounts credited to the Participant's Deferred Compensation Account by the Employer pursuant to the provisions of Section 4.1.

              2.30 "Service" means employment by the Employer as an Employee. If the Participant is an Independent Contractor, "Service" shall mean the period during which the contractual relationship exists between the Employer and the Participant.

              2.31 "Service Bonus" means any bonus paid to a Participant by the Employer which is not Performance-Based Compensation.

              2.32 "Spouse" or "Surviving Spouse" means, except as otherwise provided in the Plan, a person who is the legally married spouse or surviving spouse of a Participant.

              2.33 "Student" means the individual designated by the Participant in the Salary Deferral Agreement with respect to whom the Participant will create an Education Account.

              2.34  "Trust" means the trust fund established pursuant to
Section 10.2, if designated by the Employer in the Adoption Agreement.

              2.35 "Trustee" means the trustee, if any, named in the agreement establishing the Trust and such successor or additional trustee as may be named pursuant to the terms of the agreement establishing the Trust.

              2.36 "Unforeseeable Emergency" means a severe financial hardship to the Participant resulting from a sudden or unexpected illness or accident of the Participant, the Participant's Spouse or dependent
(as defined in Section 152(a) of the Code), loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

              2.37 "Years of Service" means each Plan Year of Service completed by the Participant. For vesting purposes, Years of Service shall be calculated from the date designated in the Adoption Agreement.

              Section 3.   Participation:

              The Committee in its discretion shall designate each Employee or Independent Contractor who is eligible to participate in the Plan. An Employee or Independent Contractor designated by the Committee as a Participant who has not otherwise entered the Plan shall enter the Plan and become a Participant as of the date determined by the Committee. A Participant who separates from Service with the Employer and who later returns to Service will not be an Active Participant under the Plan except upon satisfaction of such terms and conditions as the Committee shall establish upon the Participant's return to Service, whether or not the Participant shall have a balance remaining in the Deferred Compensation Account under the Plan on the date of the return to Service.

              Section 4.   Credits to Deferred Compensation Account:

              4.1 Salary Deferral Credits. To the extent provided in the Adoption Agreement, each Active Participant may elect, by entering into a Salary Deferral Agreement with the Employer, to defer the receipt of Compensation from the Employer by a dollar amount or percentage specified in the Salary Deferral Agreement. The amount of the Participant's Salary Deferral Credit shall be credited by the Employer to the Deferred Compensation Account maintained for the Participant pursuant to Section 8. The following special provisions shall apply with respect to the Salary Deferral Credits of a Participant:
              4.1.1  The Employer shall credit to the Participant's
     Deferred Compensation Account on each Crediting Date an amount equal to the total Salary Deferral Credit for the period ending on such Crediting Date.
              4.1.2 An election pursuant to Section 4.1 shall be made by the Participant by executing and delivering a Salary Deferral
     Agreement to the Committee. The Salary Deferral Agreement shall become effective with respect to such Participant as of the first day of January following the date such Salary Deferral Agreement is received by the Committee; provided, that in the case of the first year in which the Participant becomes eligible to participate in the Plan, the Participant may execute and deliver a Salary Deferral Agreement to the Committee within 30 days after the date the Participant enters the Plan to be effective as of the first payroll period next following the date the Salary
     Deferral Agreement is received by the Committee. A Participant's election shall continue in effect, unless earlier modified by the Participant, until the Participant separates from Service, or, if earlier, until the Participant ceases to be an Active Participant under the Plan.
              4.1.3  A Participant may unilaterally modify a Salary
     Deferral Agreement (either to terminate, increase or decrease the portion of his future Compensation which is subject to salary deferral within the percentage limits set forth in Section 4.1 of the Adoption Agreement) by providing a written modification of the Salary Deferral Agreement to the Employer. The modification shall become effective as of the first day of January following the date such written modification is received by the Committee. Notwithstanding the foregoing, at any time during the calendar year 2005, a Participant may terminate a Salary Deferral
     Agreement, or modify a Salary Deferral Agreement to reduce the amount of Compensation subject to the deferral election, so long as the Compensation subject to the terminated or modified Salary Deferral Agreement is includible in the income of the Participant in calendar year 2005 or, if later, in the taxable year in which the amounts are earned and vested.
              4.1.4 Notwithstanding Sections 4.1.2 and 4.1.3, a Salary Deferral Agreement relating to the deferral of Performance-Based Compensation must be executed and delivered to the Committee no later than the date which is 6 months prior to the end of the performance period, and may not be modified after such date.
              4.1.5 The Committee may from time to time establish policies or rules consistent with the requirements of Section
     409A of the Code to govern the manner in which Salary Deferral
     Credits may be made.
              4.1.6 The requirements of Section 4.1.2 relating to the timing of the Salary Deferral Agreement shall not apply to any deferral elections made on or before March 15, 2005, provided that (a) the amounts to which the deferral election relate have not been paid or become payable at the time of the election, (b) the Plan was in existence on or before December 31, 2004, (c) the election to defer compensation is made in accordance with the terms of the Plan as in effect on December 31, 2005 (other than a requirement to make a deferral election after March 15, 2005),
     (d) the Plan is otherwise operated in accordance with the requirements of Section 409A of the Code, and (e) the Plan is amended to comply with Section 409A in accordance with Q&A 19 of Notice 2005-1.

              4.2 Employer Credits. If designated by the Employer in the Adoption Agreement, the Employer shall cause the Committee to credit to the

Deferred Compensation Account of each Active Participant an Employer Credit as determined in accordance with the Adoption Agreement.

              4.3 Deferred Compensation Account. All Salary Deferral Credits and Employer Credits shall be credited to the Deferred Compensation Account of the Participant.

              Section 5.   Qualifying Distribution Events:

              5.1 Separation from Service. If the Participant separates from Service with the Employer, the vested balance in the Deferred Compensation Account shall be paid to the Participant by the Employer as provided in
Section 6. Notwithstanding the foregoing, no distribution shall be made earlier than six months after the date of separation from Service (or, if earlier, the date of death) with respect to a Participant who is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation the stock in which is traded on an established securities market or otherwise.

              5.2 Disability. If the Participant becomes Disabled while in Service, the vested balance in the Deferred Compensation Account shall be paid to the Participant by the Employer as provided in Section 6.

              5.3 Death. If the Participant dies while in Service, the Employer shall pay a benefit to the Participant's Beneficiary in the amount designated in the Adoption Agreement. Payment of such benefit shall be made by the Employer as provided in Section 6. If a Participant dies following his separation from Service for any reason, and before all payments under the Plan have been made, the vested balance in the Deferred Compensation Account shall be paid by the Employer to the Participant's Beneficiary pursuant to
Section 6.

              5.4 In-Service Distributions. If the Employer designates in the Adoption Agreement that in-service distributions are permitted under the Plan, a Participant may designate in the Salary Deferral Agreement to have a specified amount credited to the Participant's In-Service Account for in-service distributions at the later of the date specified by the Participant or as specified in the Adoption Agreement. In no event may an in-service distribution be made prior to two years following the establishment of the In-Service Account of the Participant. If the Participant elects to receive in-service distributions in annual installment payments, the payment of each annual installment shall be made on the anniversary of the date of the first installment payment, and the amount of the annual installment shall be adjusted on such anniversary for credits or debits to the Participant's account pursuant to Section 8 of the Plan. Such adjustment shall be made by dividing the balance in the In-Service Account on such date by the number of annual installments remaining to be paid hereunder; provided that the last annual installment due under the Plan shall be the entire amount credited to the Participant's In-Service Account on the date of payment. Notwithstanding the foregoing, if a Participant incurs a Qualifying Distribution Event prior to the date on which the entire balance in the In-Service Account has been distributed, then the balance in the In-Service Account on the date of the Qualifying Distribution Event shall be distributed to the Participant in the same manner and at the same time as the balance in the Deferred Compensation Account is distributed under Section 6 and in accordance with the rules and elections in effect under Section 6.

              5.5 Education Withdrawals. If the Employer designates in the Adoption Agreement that education distributions are permitted under the Plan, a Participant may designate in the Salary Deferral Agreement to have a specified amount credited to the Participant's Education Account for education distributions at the later of the date specified by the Participant or the date specified in the Adoption Agreement. If the Participant designates more than one Student, the Education Account will be divided into a separate Education Account for each Student, and the Participant may designate in the Salary Deferral Agreement the percentage or dollar amount to be credited to each Education Account. In the absence of a clear designation, all credits made to the Education Account shall be equally allocated to each Education Account. The Employer shall pay to the Participant the balance in the Education Account with respect to the Student at the time and in the manner designated by the Participant in the Salary Deferral Agreement. If the Participant elects to receive education distributions in annual installment payments, the payment of each annual installment shall be made on the anniversary of the date of the first installment payment, and the amount of the annual installment shall be adjusted on such anniversary for credits or debits to the Participant's Education Account pursuant to Section 8 of the Plan. Such adjustment shall be made by dividing the balance in the Education Account on such date by the number of annual installments remaining to be paid hereunder; provided that the last annual installment due under the Plan shall be the entire amount credited to the Participant's Education Account on the date of payment. Notwithstanding the foregoing, if the Participant incurs a Qualifying Distribution Event prior to the date on which the entire balance of the Education Account has been distributed, then the balance in the Education Account on the date of the Qualifying Distribution Event shall be distributed to the Participant in the same manner and at the same time as the Deferred Compensation Account is distributed under Section 6 and in accordance with the rules and elections in effect under Section 6.

              5.6 Unforeseeable Emergency. A distribution from the Deferred Compensation Account may be made to a Participant in the event of an Unforeseeable Emergency, subject to the following provisions:
              5.6.1 A Participant may, at any time prior to his separation from Service for any reason, make application to the Committee to receive a distribution in a lump sum of all or a portion of the vested balance in the Deferred Compensation
      Account (determined as of the date the distribution, if any, is made under this Section 5.6) because of an Unforeseeable
      Emergency. A distribution because of an Unforeseeable Emergency shall not exceed the amount required to satisfy the Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution, after taking into account the extent to which the Unforeseeable Emergency may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).
              5.6.2 The Participant's request for a distribution on account of Unforeseeable Emergency must be made in writing to the Committee. The request must specify the nature of the financial hardship, the total amount requested to be distributed from the Deferred Compensation Account, and the total amount of the actual expense incurred or to be incurred on account of the Unforeseeable Emergency.
              5.6.3 If a distribution under this Section 5.6 is approved by the Committee, such distribution will be made as soon as practicable following the date it is approved. The processing of the request shall be completed as soon as practicable from the date on which the Committee receives the properly completed written request for a distribution on account of an Unforeseeable Emergency. A distribution due to Unforeseeable Emergency shall not affect any deferral election previously made by the Participant. If a Participant's separation from Service occurs after a request is approved in accordance with this Section
     5.6.3, but prior to distribution of the full amount approved, the approval of the request shall be automatically null and void and the benefits which the Participant is entitled to receive under the Plan shall be distributed in accordance with the applicable distribution provisions of the Plan.
              5.6.4 The Committee may from time to time adopt additional policies or rules consistent with the requirements of Section
     409A of the Code to govern the manner in which such distributions may be made so that the Plan may be conveniently administered.

              Section 6.   Qualifying Distribution Events Payment Options:

              6.1 Payment Options. The Employer shall designate in the Adoption Agreement the payment options which may be elected by the Participant. The Participant shall elect in the Salary Deferral Agreement the method under which the vested balance in the Deferred Compensation Account will be distributed from among the designated payment options. Payment shall be made in the manner elected by the Participant and shall commence as soon as practicable following the Qualifying Distribution Event. The Participant may elect a different method of payment for each Qualifying Distribution Event as specified in the Adoption Agreement. If the Participant elects the installment payment option, the payment of each annual installment shall be made on the anniversary of the date of the first installment payment, and the amount of the annual installment shall be adjusted on such anniversary for credits or debits to the Participant's account pursuant to Section 8 of the Plan. Such adjustment shall be made by dividing the balance in the Deferred Compensation Account on such date by the number of annual installments remaining to be paid hereunder; provided that the last annual installment due under the Plan shall be the entire amount credited to the Participant's account on the date of payment. In the event the Participant fails to make a valid election of the payment method, the distribution will be made in a single lump sum payment upon the Qualifying Distribution Event. Notwithstanding the provisions of Sections 6.3 or 6.4 of the Plan, a Participant may elect on or before December 31, 2005, the method of payment of amounts deferred prior to the date of such election.

              6.2 De Minimis Amounts. Notwithstanding any payment election made by the Participant, the vested balance in the Deferred Compensation Account of the Participant will be distributed in a single lump sum payment if the payment accompanies the termination of the Participant's entire interest in the Plan and the amount of such payment does not exceed $10,000. Such payment shall be made on or before the later of (i) December 31 of the calendar year in which the Participant separates from Service from the Employer, or (ii) the date that is 2-1/2 months after the Participant separates from Service from the Employer.

              6.3 Subsequent Elections. With the consent of the Committee, a Participant may delay or change the method of payment of the Deferred Compensation Account subject to the following requirements:
              6.3.1  The new election may not take effect until at least
     12 months after the date on which the new election is made.
              6.3.2 If the new election relates to a payment for a Qualifying Distribution Event other than the death of the
Participant, the Participant becoming Disabled, or an

     Unforeseeable Emergency, the new election must provide for the deferral of the first payment for a period of at least five years from the date such payment would otherwise have been made.
              6.3.3 If the new election relates to a payment from the In-Service Account or Education Account, the new election must be made at least 12 months prior to the date of the first scheduled payment from such account.

              6.4 Acceleration Prohibited. The acceleration of the time or schedule of any payment due under the Plan is prohibited except as provided in regulations and administrative guidance promulgated under Section 409A of the Code. It is not an acceleration of the time or schedule of payment if the Employer waives or accelerates the vesting requirements applicable to a benefit under the Plan.

              Section 7.   Vesting:

              A Participant shall be fully vested in the portion of his Deferred Compensation Account attributable to Salary Deferral Credits, and all income, gains and losses attributable thereto. A Participant shall become fully vested in the portion of his Deferred Compensation Account attributable to Employer Credits, and income, gains and losses attributable thereto, in accordance with the vesting schedule and provisions designated by the Employer in the Adoption Agreement. If a Participant's Deferred Compensation Account is not fully vested upon separation from Service, the portion of the Deferred Compensation Account that is not fully vested shall thereupon be forfeited.

              Section 8.  Accounts; Deemed Investment; Adjustments to Account:

              8.1 Accounts. The Committee shall establish a book reserve account, entitled the "Deferred Compensation Account," on behalf of each Participant. The Committee shall also establish an In-Service Account and Education Account as a part of the Deferred Compensation Account of each Participant, if applicable. The amount credited to the Deferred Compensation Account shall be adjusted pursuant to the provisions of Section 8.3.

              8.2 Deemed Investments. The Deferred Compensation Account of a Participant shall be credited with an investment return determined as if the account were invested in one or more investment funds made available by the Committee. The Participant shall elect the investment funds in which his Deferred Compensation Account shall be deemed to be invested. Such election shall be made in the manner prescribed by the Committee and shall take effect upon the entry of the Participant into the Plan. The investment election of the Participant shall remain in effect until a new election is made by the Participant. In the event the Participant fails for any reason to make an effective election of the investment return to be credited to his account, the investment return shall be determined by the Committee.

              8.3 Adjustments to Deferred Compensation Account. With respect to each Participant who has a Deferred Compensation Account under the Plan, the amount credited to such account shall be adjusted by the following debits and credits, at the times and in the order stated:
              8.3.1 The Deferred Compensation Account shall be debited each business day with the total amount of any payments made from such account since the last preceding business day to him or for his benefit.
              8.3.2 The Deferred Compensation Account shall be credited on each Crediting Date with the total amount of any Salary
     Deferral Credits and Employer Credits to such account since the last preceding Crediting Date.
              8.3.3 The Deferred Compensation Account shall be credited or debited on each day securities are traded on a national stock exchange with the amount of deemed investment gain or loss resulting from the performance of the investment funds elected by the Participant in accordance with Section 8.2. The amount of such deemed investment gain or loss shall be determined by the Committee and such determination shall be final and conclusive upon all concerned.

              Section 9.   Administration by Committee:

              9.1 Membership of Committee. If elected in the Adoption Agreement, the Committee shall consist of at least three individuals who shall be appointed by the Board to serve at the pleasure of the Board. Any member of the Committee may resign, and his successor, if any, shall be appointed by the Board. The Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions, except to the extent all or any of such obligations are specifically imposed on the Board.

              9.2 Committee Officers; Subcommittee. The members of the Committee may elect Chairman and may elect an acting Chairman. They may also elect a Secretary and may elect an acting Secretary, either of whom may be but need not be a member of the Committee. The Committee may appoint from its membership such subcommittees with such powers as the Committee shall determine, and may authorize one or more of its members or any agent to execute or deliver any instruments or to make any payment on behalf of the Committee.

              9.3 Committee Meetings. The Committee shall hold such meetings upon such notice, at such places and at such intervals as it may from time to time determine. Notice of meetings shall not be required if notice is waived in writing by all the members of the Committee at the time in office, or if all such members are present at the meeting.

              9.4 Transaction of Business. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by vote of a majority of those present at any such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent thereto signed by all of the members of the Committee.

              9.5 Committee Records. The Committee shall maintain full and complete records of its deliberations and decisions. The minutes of its proceedings shall be conclusive proof of the facts of the operation of the Plan.

              9.6 Establishment of Rules. Subject to the limitations of the Plan, the Committee may from time to time establish rules or by-laws for the administration of the Plan and the transaction of its business.

              9.7 Conflicts of Interest. No individual member of the Committee shall have any right to vote or decide upon any matter relating solely to himself or to any of his rights or benefits under the Plan (except that such member may sign unanimous written consent to resolutions adopted or other action taken without a meeting), except relating to the terms of his Salary Deferral Agreement.

              9.8 Correction of Errors. The Committee may correct errors and, so far as practicable, may adjust any benefit or credit or payment accordingly. The Committee may in its discretion waive any notice requirements in the Plan; provided, that a waiver of notice in one or more cases shall not be deemed to constitute a waiver of notice in any other case. With respect to any power or authority which the Committee has discretion to exercise under the Plan, such discretion shall be exercised in a nondiscriminatory manner.

              9.9 Authority to Interpret Plan. Subject to the claims procedure set forth in Section 16 the Plan Administrator and the Committee shall have the duty and discretionary authority to interpret and construe the provisions of the Plan and to decide any dispute which may arise regarding the rights of Participants hereunder, including the discretionary authority to construe the Plan and to make determinations as to eligibility and benefits under the Plan. Determinations by the Plan Administrator and the Committee shall apply uniformly to all persons similarly situated and shall be binding and conclusive upon all interested persons.

              9.10 Third Party Advisors. The Committee may engage an attorney, accountant, actuary or any other technical advisor on matters regarding the operation of the Plan and to perform such other duties as shall be required in connection therewith, and may employ such clerical and related personnel as the Committee shall deem requisite or desirable in carrying out the provisions of the Plan. The Committee shall from time to time, but no less frequently than annually, review the financial condition of the Plan and determine the financial and liquidity needs of the Plan. The Committee shall communicate such needs to the Employer so that its policies may be appropriately coordinated to meet such needs.

              9.11 Compensation of Members. No fee or compensation shall be paid to any member of the Committee for his Service as such.

              9.12 Expense Reimbursement. The Committee shall be entitled to reimbursement by the Employer for its reasonable expenses properly and actually incurred in the performance of its duties in the administration of the Plan.

              9.13 Indemnification. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf as a member of the Committee nor for any mistake of judgment made in good faith, and the Employer shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums for which are paid from the Employer's own assets), each member of the Committee and each other officer, employee, or director of the Employer to whom any duty or power relating to the administration or interpretation of the Plan may be delegated or allocated, against any unreimbursed or uninsured cost or expense (including any sum paid in settlement of a claim with the prior written approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud, bad faith, willful misconduct or gross negligence.

              Section 10.   Contractual Liability; Trust:

              10.1 Contractual Liability. The obligation of the Employer to make payments hereunder shall constitute a contractual liability of the Employer to the Participant. Such payments shall be made from the general funds of the Employer, and the Employer shall not be required to establish or maintain any special or separate fund, or otherwise to segregate assets to assure that such payments shall be made, and the Participant shall not have any interest in any particular assets of the Employer by reason of its obligations hereunder. To the extent that any person acquires a right to receive payment from the Employer, such right shall be no greater than the right of an unsecured creditor of the Employer.

              10.2 Trust. If so designated in the Adoption Agreement, the Employer may establish a Trust with the Trustee, pursuant to such terms and conditions as are set forth in the Trust Agreement. The Trust, if and when established, is intended to be treated as a grantor trust for purposes of the Code and all assets of the Trust shall be held in the United States. The establishment of the Trust is not intended to cause Participants to realize current income on amounts contributed thereto, and the Trust shall be so interpreted and administered.

              Section 11.   Allocation of Responsibilities:

              The persons responsible for the Plan and the duties and responsibilities allocated to each are as follows:

              11.1  Board.
                    (i)     To amend the Plan;
                    (ii)    To appoint and remove members of the Committee;
                            and
                    (iii)   To terminate the Plan as permitted in Section 14.

              11.2  Committee.
                    (i)     To designate Participants;
                    (ii) To interpret the provisions of the Plan and to determine the rights of the Participants under the Plan, except to the extent otherwise provided in
                            Section 16 relating to claims procedure;

                    (iii) To administer the Plan in accordance with its terms, except to the extent powers to administer the Plan are specifically delegated to another person or persons as provided in the Plan;
                    (iv)    To account for the amount credited to the Deferred
                            Compensation Account of a Participant; and
                    (v)     To direct the Employer in the payment of benefits.

              11.3  Plan Administrator.
                    (i) To file such reports as may be required with the United States Department of Labor, the Internal Revenue Service and any other government agency to which reports may be required to be submitted from time to time; and
                    (ii) To administer the claims procedure to the extent provided in Section 16.

              Section 12.   Benefits Not Assignable; Facility of Payments:

              12.1 Benefits not Assignable. No portion of any benefit credited or paid under the Plan with respect to any Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void, nor shall any portion of such benefit be in any manner payable to any assignee, receiver or any one trustee, or be liable for his debts, contracts, liabilities, engagements or torts. Notwithstanding the foregoing, in the event that all or any portion of the benefit of a Participant is transferred to the former spouse of the Participant incident to a divorce, the Committee shall maintain such amount for the benefit of the former spouse until distributed in the manner required by an order of any court having jurisdiction over the divorce, and the former spouse shall be entitled to the same rights as the Participant with respect to such benefit.

              12.2 Plan-Approved Domestic Relations Orders. The Plan Administrator shall establish written procedures for determining whether an order directed to the Plan is a Plan-Approved Domestic Relations Order.

              12.2.1 Review by Plan Administrator: The Plan Administrator shall make a determination on each final court order directed to the Plan as to whether the order is a Plan-Approved Domestic Relations Order. The Plan Administrator may delay the commencement of its consideration of any order until the later of the date that is 30 days after the date of the order or the date that the Plan Administrator is satisfied that all rehearing and appeal rights with respect to the order have expired.
              12.2.2 Payment to Alternate Payee: If the Plan Administrator determines that an order is a Plan-approved Domestic Relations Order, the Plan Administrator shall cause the payment of amounts pursuant to or segregate a separate account as provided by (and to prevent any payment or act which might be inconsistent with) the Plan-Approved Domestic Relations Order.
              12.2.3 Expenses: The Employer and the Plan Administrator shall not be obligated to incur any cost to defend against or set aside any judgment, decree, or order relating to the division, attachment, garnishment, or execution of or levy upon the Participant's account or any distribution, including (but not limited to) any domestic relations proceeding. Notwithstanding the foregoing, if any such person is joined in any proceeding, the party may take such action as it considers necessary or appropriate to protect any and all of its legal rights, and the Participant (or Beneficiary) shall reimburse all actual fees of lawyers and legal assistants and expenses reasonably incurred by such party.

              12.3 Payments to Minors and Others. If any individual entitled to receive a payment under the Plan shall be physically, mentally or legally incapable of receiving or acknowledging receipt of such payment, the Committee, upon the receipt of satisfactory evidence of his incapacity and satisfactory evidence that another person or institution is maintaining him and that no guardian or committee has been appointed for him, may cause any payment otherwise payable to him to be made to such person or institution so maintaining him. Payment to such person or institution shall be in full satisfaction of all claims by or through the Participant to the extent of the amount thereof.

              Section 13.   Beneficiary:

              The Participant's Beneficiary shall be the person or persons designated by the Participant on the Beneficiary designation form provided by and filed with the Committee or its designee. If the Participant does not designate a Beneficiary, the Beneficiary shall be his Surviving Spouse. If the Participant does not designate a Beneficiary and has no Surviving Spouse, the Beneficiary shall be the Participant's estate. The designation of a Beneficiary may be changed or revoked only by filing a new Beneficiary designation form with the Committee or its designee. If a Beneficiary (the "primary Beneficiary") is receiving or is entitled to receive payments under the Plan and dies before receiving all of the payments due him, the balance to which he is entitled shall be paid to the contingent Beneficiary, if any, named in the Participant's current Beneficiary designation form. If there is no contingent Beneficiary, the balance shall be paid to the estate of the primary Beneficiary. Any Beneficiary may disclaim all or any part of any benefit to which such Beneficiary shall be entitled hereunder by filing a written disclaimer with the Committee before payment of such benefit is to be made. Such a disclaimer shall be made in a form satisfactory to the Committee and shall be irrevocable when filed. Any benefit disclaimed shall be payable from the Plan in the same manner as if the Beneficiary who filed the disclaimer had predeceased the Participant.

              Section 14.   Amendment and Termination of Plan:

              The Board may amend any provision of the Plan or terminate the Plan at any time; provided, that in no event shall such amendment or termination reduce the balance in any Participant's Deferred Compensation Account as of the date of such amendment or termination, nor shall any such amendment affect the terms of the Plan relating to the payment of such Deferred Compensation Account. Notwithstanding the foregoing, the following special provisions shall apply:


              14.1 Termination Upon Change in Control. If the Employer terminates the Plan within twelve months of a Change in Control, the Deferred Compensation Account of each Participant shall become fully vested and payable to the Participant in a lump sum.

              14.2 Termination On or Before December 31, 2005. The Employer may terminate the Plan on or before December 31, 2005, and distribute the vested balance in the Deferred Compensation Account to each Participant so long as all amounts deferred under the Plan are included in the income of the Participant in the taxable year in which the termination occurs.

              14.3 No Financial Triggers. The Employer may not terminate the Plan and make distributions to a Participant due solely to a change in the financial health of the Employer.

              Section 15.   Communication to Participants:

              The Employer shall make a copy of the Plan available for inspection by Participants and their beneficiaries during reasonable hours at the principal office of the Employer.

              Section 16.   Claims Procedure:

              The following claims procedure shall apply with respect to the
Plan:

              16.1 Filing of a Claim for Benefits. If a Participant or Beneficiary (the "claimant") believes that he is entitled to benefits under the Plan which are not being paid to him or which are not being accrued for his benefit, he shall file a written claim therefor with the Plan Administrator. In the event the Plan Administrator shall be the claimant, all actions which are required to be taken by the Plan Administrator pursuant to this Section 16 shall be taken instead by another member of the Committee designated by the Committee.

              16.2 Notification to Claimant of Decision. Within 90 days after receipt of a claim by the Plan Administrator (or within 180 days if special circumstances require an extension of time), the Plan Administrator shall notify the claimant of the decision with regard to the claim. In the event of such special circumstances requiring an extension of time, there shall be furnished to the claimant prior to expiration of the initial 90-day period written notice of the extension, which notice shall set forth the special circumstances and the date by which the decision shall be furnished. If such claim shall be wholly or partially denied, notice thereof shall be in writing and worded in a manner calculated to be understood by the claimant, and shall set forth: (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent provisions of the Plan on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the procedure for review of the denial and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under ERISA following an adverse benefit determination on review. Notwithstanding the forgoing, if the claim relates to a Participant who is Disabled, the Plan Administrator shall notify the claimant of the decision within 45 days (which may be extended for an additional 30 days if required by special circumstances).

              16.3 Procedure for Review. Within 60 days following receipt by the claimant of notice denying his claim, in whole or in part, or, if such notice shall not be given, within 60 days following the latest date on which such notice could have been timely given, the claimant shall appeal denial of the claim by filing a written application for review with the Committee. Following such request for review, the Committee shall fully and fairly review the decision denying the claim. Prior to the decision of the Committee, the claimant shall be given an opportunity to review pertinent documents and to submit issues and comments in writing.

              16.4 Decision on Review. The decision on review of a claim denied in whole or in part by the Plan Administrator shall be made in the following manner:
              16.4.1 Within 60 days following receipt by the Committee of the request for review (or within 120 days if special circumstances require an extension of time), the Committee shall notify the claimant in writing of its decision with regard to the claim. In the event of such special circumstances requiring an extension of time, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. Notwithstanding the forgoing, if the claim relates to a Participant who is Disabled, the Committee shall notify the claimant of the decision within 45 days (which may be extended for an additional 45 days if required by special circumstances).
              16.4.2 With respect to a claim that is denied in whole or in part, the decision on review shall set forth specific reasons for the decision, shall be written in a manner calculated to be understood by the claimant, and shall cite specific references to the pertinent Plan provisions on which the decision is based.
              16.4.3 The decision of the Committee shall be final and conclusive.

              16.5 Action by Authorized Representative of Claimant. All actions set forth in this Section 16 to be taken by the claimant may likewise be taken by a representative of the claimant duly authorized by him to act in his behalf on such matters. The Plan Administrator and the Committee may require such evidence as either may reasonably deem necessary or advisable of the authority to act of any such representative.

              Section 17.   Miscellaneous Provisions:

              17.1 Set off. Notwithstanding any other provision of this Plan, the Employer may reduce the amount of any payment otherwise payable to or on behalf of a Participant hereunder (net of any required withholdings) by the amount of any loan, cash advance, extension of credit or other obligation of the Participant to the Employer that is then due and payable, and the Participant shall be deemed to have consented to such reduction.

              17.2 Notices. Each Participant who is not in Service and each Beneficiary shall be responsible for furnishing the Committee or its designee with his current address for the mailing of notices and benefit payments.
Any notice required or permitted to be given to such Participant or Beneficiary shall be deemed given if directed to such address and mailed by regular United States mail, first class, postage prepaid. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks will be suspended until the Participant or Beneficiary furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification otherwise permitted to be given by posting or by other publication.

              17.3 Lost Distributees. A benefit shall be deemed forfeited if the Plan Administrator is unable to locate the Participant or Beneficiary to whom payment is due on or before the fifth anniversary of the date payment is to be made or commence; provided, that the deemed investment rate of return pursuant to Section 8.2 shall cease to be applied to the Participant's account following the first anniversary of such date; provided further, however, that such benefit shall be reinstated if a valid claim is made by or on behalf of the Participant or Beneficiary for all or part of the forfeited benefit.

              17.4 Reliance on Data. The Employer, the Committee and the Plan Administrator shall have the right to rely on any data provided by the Participant or by any Beneficiary. Representations of such data shall be binding upon any party seeking to claim a benefit through a Participant, and the Employer, the Committee and the Plan Administrator shall have no obligation to inquire into the accuracy of any representation made at any time by a Participant or Beneficiary.

              17.5 Receipt and Release for Payments. Subject to the provisions of Section 17.1, any payment made from the Plan to or with respect to any Participant or Beneficiary, or pursuant to a disclaimer by a Beneficiary, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Plan and the Employer with respect to the Plan. The recipient of any payment from the Plan may be required by the Committee, as a condition precedent to such payment, to execute a receipt and release with respect thereto in such form as shall be acceptable to the Committee.

              17.6 Headings. The headings and subheadings of the Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

              17.7 Continuation of Employment. The establishment of the Plan shall not be construed as conferring any legal or other rights upon any Employee or any persons for continuation of employment, nor shall it interfere with the right of the Employer to discharge any Employee or to deal with him without regard to the effect thereof under the Plan.

              17.8 Merger or Consolidation; Assumption of Plan. No Employer shall consolidate or merge into or with another corporation or entity, or transfer all or substantially all of its assets to another corporation, partnership, trust or other entity (a "Successor Entity") unless such Successor Entity shall assume the rights, obligations and liabilities of the Employer under the Plan and upon such assumption, the Successor Entity shall become obligated to perform the terms and conditions of the Plan. Nothing herein shall prohibit the assumption of the obligations and liabilities of the Employer under the Plan by any Successor Entity.

              17.9 Construction. The Employer shall designate in the Adoption Agreement the state according to whose laws the provisions of the Plan shall be construed and enforced, except to the extent that such laws are superseded by ERISA and the applicable requirements of the Code.